RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS12 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS12

         $ 2,685,554                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 27, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 27, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                            NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                            MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                            LOANS        BALANCE       LOANS       BALANCE      RATIO
------------------------------------------  ---------  --------------  -----------  ---------  -----------
499 or less...............................          8  $      685,257        0.19%  $  85,657       78.70%
500 - 519.................................          6         765,881        0.21     127,647       74.39
520 - 539.................................         11       1,428,243        0.39     129,840       82.05
540 - 559.................................          9       1,397,868        0.38     155,319       79.87
560 - 579.................................         15       1,942,019        0.53     129,468       81.70
580 - 599.................................         30       4,103,113        1.12     136,770       78.10
600 - 619.................................         43       6,358,593        1.73     147,874       79.25
620 - 639.................................         71       9,146,672        2.49     128,826       80.26
640 - 659.................................        136      22,169,644        6.05     163,012       76.25
660 - 679.................................        198      28,446,287        7.76     143,668       77.11
680 - 699.................................        249      40,547,274       11.06     162,840       76.98
700 - 719.................................        259      41,904,454       11.43     161,793       74.48
720 - 739.................................        295      46,247,788       12.61     156,772       74.98
740 - 759.................................        336      54,315,267       14.81     161,653       75.93
760 - 779.................................        317      52,313,161       14.27     165,026       75.39
780 - 799.................................        222      35,634,671        9.72     160,517       73.07
800 or greater............................        116      18,195,266        4.96     156,856       69.57
                                            ---------  --------------  -----------  ---------  -----------
Subtotal with Credit Score................      2,321  $  365,601,457       99.72%  $ 157,519       75.46%
Not Available.............................          7       1,044,042        0.28     149,149       75.65
                                            ---------  --------------  -----------  ---------  -----------
Total, Average or Weighted Average........      2,328  $  366,645,499      100.00%  $ 157,494       75.46%
                                            =========  ==============  ===========


     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     The minimum and maximum credit scores of the mortgage loans were 447 and 819, respectively, and the weighted average credit score of the mortgage loans was 722.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence...................        1,391  $ 243,349,327      66.37%   $  174,946       720       75.56%
Second/Vacation.....................           65     10,368,194       2.83       159,511       730       74.89
Non Owner-occupied..................          872    112,927,979      30.80       129,505       728       75.29
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average..        2,328  $ 366,645,499     100.00%   $  157,494       722       75.46%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase............................        1,271  $ 193,700,121      52.83%  $ 152,400       725     79.87%
Rate/Term Refinance.................          381     59,394,728      16.20     155,892       717     71.82
Equity Refinance....................          676    113,550,651      30.97     167,974       721     69.85
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average..        2,328  $ 366,645,499     100.00%  $ 157,494       722     75.46%
                                         ========  =============  ==========



                            MORTGAGED PROPERTY TYPES

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                              LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Single-family detached.................     1,589  $ 249,133,560      67.95%  $ 156,786       723     75.25%
Two-to-four family units...............       297     48,137,099      13.13     162,078       721     75.01
Planned Unit Developments (detached)...       212     37,510,286      10.23     176,935       717     76.79
Condo Low-Rise (less than 5 stories)...       141     18,986,269       5.18     134,654       728     76.06
Planned Unit Developments (attached)...        53      7,828,274       2.14     147,703       731     77.94
Townhouse..............................        19      3,002,346       0.82     158,018       706     77.81
Condo High-Rise (9 stories or more)....         5        808,130       0.22     161,626       733     61.28
Condo Mid-Rise (5 to 8 stories)........         6        682,857       0.19     113,810       718     75.92
Condotel (1 to 4 stories)..............         4        458,372       0.13     114,593       733     71.74
Leasehold..............................         1         61,132       0.02      61,132       753     79.00
Condotel (9 or more stories)...........         1         37,174       0.01      37,174       761     75.00
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average.....     2,328  $ 366,645,499     100.00%  $ 157,494       722     75.46%
                                         ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   ----------   --------   ---------
Alaska..............................            2  $     352,724        0.10%   $  176,362        676      84.58%
Alabama.............................           24      2,601,114        0.71       108,380        705      78.46
Arkansas............................            6        683,427        0.19       113,905        729      84.37
Arizona.............................           93     11,031,814        3.01       118,622        720      79.51
California..........................          348     80,401,377       21.93       231,038        733      67.13
Colorado............................           53      8,333,058        2.27       157,228        728      77.70
Connecticut.........................           26      4,872,740        1.33       187,413        718      74.84
District of Columbia................            7      1,346,517        0.37       192,360        733      78.96
Delaware............................            2        265,032        0.07       132,516        769      90.00
Florida.............................          250     36,370,462        9.92       145,482        705      78.44
Georgia.............................           73     10,490,014        2.86       143,699        719      78.73
Hawaii..............................            7      1,271,958        0.35       181,708        734      73.14
Iowa................................           11      1,462,499        0.40       132,954        696      81.62
Idaho...............................           28      3,369,908        0.92       120,354        718      75.67
Illinois............................           62      9,793,001        2.67       157,952        721      77.80
Indiana.............................           36      3,420,953        0.93        95,026        716      81.12
Kansas..............................           14      2,040,909        0.56       145,779        726      81.72
Kentucky............................            9        925,728        0.25       102,859        683      86.12
Louisiana...........................           36      4,161,546        1.14       115,598        699      82.87
Massachusetts.......................           19      3,432,660        0.94       180,666        713      73.49
Maryland............................           50      8,034,789        2.19       160,696        733      76.99
Maine...............................           14      2,027,605        0.55       144,829        721      77.59
Michigan............................           53      7,054,078        1.92       133,096        715      77.42
Minnesota...........................           22      3,340,400        0.91       151,836        730      77.66
Missouri............................           48      5,104,978        1.39       106,354        712      81.84
Mississippi.........................           16      1,922,316        0.52       120,145        719      83.16
Montana.............................            6      1,040,328        0.28       173,388        728      75.51
North Carolina......................           48      7,328,791        2.00       152,683        719      74.59
North Dakota........................            6        627,992        0.17       104,665        692      82.14
Nebraska............................            9      1,123,274        0.31       124,808        722      84.09
New Hampshire.......................           11      2,149,970        0.59       195,452        731      78.82
New Jersey..........................           53     12,977,985        3.54       244,868        732      74.70
New Mexico..........................           26      3,329,689        0.91       128,065        757      80.75
Nevada..............................           43      6,717,031        1.83       156,210        720      72.66
New York............................           78     16,971,317        4.63       217,581        733      71.75
Ohio................................           57      6,431,124        1.75       112,827        710      79.17
Oklahoma............................           26      2,654,611        0.72       102,100        706      84.20
Oregon..............................           47      6,163,367        1.68       131,135        723      76.84
Pennsylvania........................           51      7,217,738        1.97       141,524        722      76.97
Rhode Island........................            9      2,102,304        0.57       233,589        708      74.43
South Carolina......................           31      4,451,163        1.21       143,586        720      77.56
Tennessee...........................           29      3,471,370        0.95       119,702        721      81.41
Texas...............................          249     31,216,178        8.51       125,366        712      80.66
Utah................................           41      5,625,329        1.53       137,203        729      80.74
Virginia............................           76     11,987,916        3.27       157,736        730      76.99
Vermont.............................            4        668,918        0.18       167,230        712      76.25
Washington..........................           95     14,856,885        4.05       156,388        728      75.57
Wisconsin...........................           12      1,549,407        0.42       129,117        715      73.70
West Virginia.......................            2        234,601        0.06       117,301        766      68.55
Wyoming.............................           10      1,636,599        0.45       163,660        719      86.16
                                        ---------  -------------   ----------   ----------   --------   ---------
Total, Average or Weighted Average..        2,328  $ 366,645,499      100.00%   $  157,494        722      75.46%
                                        =========  =============   ==========


     No more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------------------------  ---------   ------------   ----------   ---------   --------   ---------
Full Documentation....................      1,040   $148,454,929       40.49%   $ 142,745        719       79.10%
Reduced Documentation.................      1,288   218,190,570        59.51      169,403        725       72.99
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average....      2,328   $366,645,499      100.00%   $ 157,494        722       75.46%
                                        =========   ============   ==========


     No more than 26.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 1.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
5.250 - 5.374.......................            3   $    499,474        0.14%   $ 166,491        783       46.29%
5.375 - 5.499.......................            1        230,336        0.06      230,336        654       38.00
5.500 - 5.624.......................            4        889,356        0.24      222,339        741       58.51
5.625 - 5.749.......................            6      1,498,454        0.41      249,742        725       57.59
5.750 - 5.874.......................           25      5,775,633        1.58      231,025        737       63.05
5.875 - 5.999.......................           40      7,510,716        2.05      187,768        753       66.41
6.000 - 6.124.......................           69     11,442,330        3.12      165,831        727       71.20
6.125 - 6.249.......................           87     19,280,119        5.26      221,611        726       72.91
6.250 - 6.374.......................          263     48,070,804       13.11      182,779        729       73.60
6.375 - 6.499.......................          385     66,612,288       18.17      173,019        730       73.33
6.500 - 6.624.......................          309     50,710,938       13.83      164,113        730       74.25
6.625 - 6.749.......................          232     35,057,451        9.56      151,110        716       76.35
6.750 - 6.874.......................          321     45,054,890       12.29      140,358        714       78.21
6.875 - 6.999.......................          261     34,714,692        9.47      133,006        716       78.94
7.000 - 7.124.......................           88     11,555,465        3.15      131,312        705       83.47
7.125 - 7.249.......................           57      7,690,117        2.10      134,914        693       83.66
7.250 - 7.374.......................           68      8,062,600        2.20      118,568        724       84.40
7.375 - 7.499.......................           33      3,564,711        0.97      108,022        694       84.23
7.500 - 7.624.......................           29      3,418,665        0.93      117,885        691       84.56
7.625 - 7.749.......................           20      2,084,497        0.57      104,225        663       79.42
7.750 - 7.874.......................           10        983,069        0.27       98,307        672       84.61
7.875 - 7.999.......................           10      1,044,043        0.28      104,404        670       81.77
8.000 - 8.124.......................            2         91,566        0.02       45,783        697       75.23
8.125 - 8.249.......................            3        637,676        0.17      212,559        771       81.48
8.250 - 8.374.......................            1        102,889        0.03      102,889        698       90.00
8.375 - 8.499.......................            1         62,720        0.02       62,720        693       90.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average..        2,328   $366,645,499      100.00%   $ 157,494        722       75.46%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.5354% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.970............................               3   $    499,474        0.14%   $ 166,491        783       46.29%
5.095............................               1        230,336        0.06      230,336        654       38.00
5.220............................               4        889,356        0.24      222,339        741       58.51
5.345............................               6      1,498,454        0.41      249,742        725       57.59
5.470............................              25      5,775,633        1.58      231,025        737       63.05
5.595............................              40      7,510,716        2.05      187,768        753       66.41
5.720............................              69     11,442,330        3.12      165,831        727       71.20
5.845............................              87     19,280,119        5.26      221,611        726       72.91
5.970............................             263     48,070,804       13.11      182,779        729       73.60
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            498   $ 95,197,221       25.96%   $ 191,159        730       71.34%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.824910474%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
   100,000 or less.................           618   $ 47,351,616       12.91%   $  76,621        715       75.98%
   100,001-200,000.................         1,225    169,025,908       46.10      137,980        721       76.81
   200,001-300,000.................           286     68,716,692       18.74      240,268        727       75.49
   300,001-400,000.................           121     41,717,597       11.38      344,774        722       73.19
   400,001-500,000.................            48     21,715,569        5.92      452,408        728       74.39
   500,001-600,000.................            20     11,172,233        3.05      558,612        718       67.23
   600,001-700,000.................             6      3,735,839        1.02      622,640        731       72.04
   700,001-800,000.................             1        715,479        0.20      715,479        751       60.00
   800,001-900,000.................             3      2,494,566        0.68      831,522        764       67.38
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average.         2,328   $366,645,499      100.00%   $ 157,494        722       75.46%
                                        =========   ============   ==========



                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------------------    ---------   ------------   ----------   ---------   --------
00.01-50.00.........................          159   $ 23,458,838        6.40%   $ 147,540        743
50.01-55.00.........................           55      8,746,307        2.39      159,024        738
55.01-60.00.........................           71     14,084,416        3.84      198,372        729
60.01-65.00.........................           90     18,039,667        4.92      200,441        719
65.01-70.00.........................          162     28,902,041        7.88      178,408        722
70.01-75.00.........................          267     48,473,963       13.22      181,550        724
75.01-80.00.........................          996    152,955,985       41.72      153,570        722
80.01-85.00.........................           52      7,307,646        1.99      140,532        717
85.01-90.00.........................          342     46,802,232       12.76      136,849        711
90.01-95.00.........................          125     17,073,633        4.66      136,589        714
95.01-100.00........................            9        800,772        0.22       88,975        738
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average..        2,328   $366,645,499      100.00%   $ 157,494        722
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.46%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                     CLASS A-P CERTIFICATES
                                                 -------------------------------
                                                  0%     6%    18%    24%    30%
                                                 ----   ----   ----   ----  ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................   100%   100%   100%   100%  100%
April 2006 ...................................    99     93     81     75    69
April 2007 ...................................    97     86     65     56    48
April 2008 ...................................    96     80     53     42    33
April 2009 ...................................    94     74     43     31    23
April 2010 ...................................    93     68     34     23    16
April 2011 ...................................    91     63     28     18    11
April 2012 ...................................    89     58     22     13     7
April 2013 ...................................    87     53     18     10     5
April 2014 ...................................    85     49     14      7     3
April 2015 ...................................    83     45     11      5     2
April 2016 ...................................    80     41      9      4     2
April 2017 ...................................    78     37      7      3     1
April 2018 ...................................    75     34      6      2     1
April 2019 ...................................    72     30      4      2     *
April 2020 ...................................    69     27      4      1     *
April 2021 ...................................    66     25      3      1     *
April 2022 ...................................    63     22      2      1     *
April 2023 ...................................    59     19      2      *     *
April 2024 ...................................    55     17      1      *     *
April 2025 ...................................    51     15      1      *     *
April 2026 ...................................    47     13      1      *     *
April 2027 ...................................    42     11      1      *     *
April 2028 ...................................    37      9      *      *     *
April 2029 ...................................    32      7      *      *     *
April 2030 ...................................    26      6      *      *     *
April 2031 ...................................    20      4      *      *     *
April 2032 ...................................    14      3      *      *     *
April 2033 ...................................     7      1      *      *     *
April 2034 ...................................     0      0      0      0     0
Weighted Average Life in Years** (to Maturity)   18.6   10.4   4.6    3.5   2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

o    the Class A-P Certificates will be purchased on April 28, 2005;

o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  96,415,963.79    $276,561,963.57
Weighted average mortgage rate .................        6.1114075236%            6.6826%
Weighted average servicing fee rate.............        0.2800000000%            0.3318%
Weighted average original term to maturity
(months) .......................................                 358                359
Weighted average remaining term
to maturity (months) ...........................                 348                350

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ----   ----   -----   -----   -----
$1,856,175 ................     2.1%   4.1%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $12,512,690         101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082       244,557           2,324        289,263
60 to 89 days........            236         28,610            372        44,459             477         64,448
90 days or more(2)...            307         35,045            409        44,171             516         62,039
Foreclosures Pending.            273         32,685            446        55,203             602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $   388,390           3,919    $   497,389
                         ===========    ===========    ===========   ===========     ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%        3.104%          3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)

                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $  6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742        104,823            901        131,032
60 to 89 days........             65         11,033            118         17,904            185         29,788
90 days or more(2)...             77         13,377            123         17,598            165         27,231
Foreclosures Pending.             80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $    159,703          1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $  264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:44                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HYN3   108,610,500.00  99,600,113.25     3.500000  %  3,011,530.39
A-2     76110HYP8    12,828,000.00  12,828,000.00     5.125000  %          0.00
A-3     76110HYQ6    10,189,000.00  10,342,600.45     6.000000  %          0.00
A-4     76110HYR4   188,500,500.00 173,483,188.76     2.817500  %  5,019,217.32
A-5     76110HYS2             0.00           0.00     4.682500  %          0.00
A-6     76110HYT0    80,000,000.00  80,000,000.00     6.000000  %          0.00
A-P     76110HYU7     2,912,956.40   2,841,796.33     0.000000  %     46,254.80
A-V     76110HYV5             0.00           0.00     0.266525  %          0.00
R-I     76110HYW3           100.00           0.00     6.000000  %          0.00
R-II    76110HYX1           100.00           0.00     6.000000  %          0.00
M-1     76110HYY9     9,546,300.00   9,521,011.21     6.000000  %     10,022.60
M-2     76110HYZ6     4,030,400.00   4,019,723.20     6.000000  %      4,231.49
M-3     76110HZA0     3,181,900.00   3,173,470.93     6.000000  %      3,340.65
B-1     76110HZB8     1,484,900.00   1,480,966.40     6.000000  %      1,558.99
B-2     76110HZC6     1,697,000.00   1,692,504.53     6.000000  %      1,781.67
B-3     76110HZD4     1,272,800.80   1,269,429.06     6.000000  %      1,336.30

-------------------------------------------------------------------------------
                  424,254,457.20   400,252,804.12                  8,099,274.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       290,500.33  3,302,030.72            0.00       0.00     96,588,582.86
A-2        54,786.25     54,786.25            0.00       0.00     12,828,000.00
A-3             0.00          0.00       51,713.00       0.00     10,394,313.45
A-4       407,324.07  5,426,541.39            0.00       0.00    168,463,971.44
A-5       676,945.86    676,945.86            0.00       0.00              0.00
A-6       400,000.00    400,000.00            0.00       0.00     80,000,000.00
A-P             0.00     46,254.80            0.00       0.00      2,795,541.53
A-V        88,897.71     88,897.71            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        47,605.06     57,627.66            0.00       0.00      9,510,988.61
M-2        20,098.62     24,330.11            0.00       0.00      4,015,491.71
M-3        15,867.35     19,208.00            0.00       0.00      3,170,130.28
B-1         7,404.83      8,963.82            0.00       0.00      1,479,407.41
B-2         8,462.52     10,244.19            0.00       0.00      1,690,722.86
B-3         6,347.15      7,683.45            0.00       0.00      1,268,092.76

-------------------------------------------------------------------------------
        2,024,239.75 10,123,513.96       51,713.00       0.00    392,205,242.91
===============================================================================

















































Run:        04/26/05     10:32:44
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     917.039451   27.727802     2.674698    30.402500   0.000000  889.311649
A-2    1000.000000    0.000000     4.270833     4.270833   0.000000 1000.000000
A-3    1015.075125    0.000000     0.000000     0.000000   5.075375 1020.150501
A-4     920.332778   26.627077     2.160865    28.787942   0.000000  893.705701
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     975.571186   15.878988     0.000000    15.878988   0.000000  959.692198
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     997.350933    1.049894     4.986755     6.036649   0.000000  996.301039
M-2     997.350933    1.049893     4.986756     6.036649   0.000000  996.301039
M-3     997.350934    1.049895     4.986753     6.036648   0.000000  996.301039
B-1     997.350935    1.049896     4.986753     6.036649   0.000000  996.301039
B-2     997.350933    1.049894     4.986753     6.036647   0.000000  996.301039
B-3     997.350928    1.049889     4.986758     6.036647   0.000000  996.301039

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12 (POOL #  4910)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4910
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       83,707.54
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    17,521.27

SUBSERVICER ADVANCES THIS MONTH                                       29,840.67
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    25   4,082,179.72

 (B)  TWO MONTHLY PAYMENTS:                                    1     161,200.29

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     489,058.42


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     392,205,242.91

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,437

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,626,258.33

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       59,865.60

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.67626600 %     4.20577300 %    1.11002350 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.57259700 %     4.25711051 %    1.13973100 %

      BANKRUPTCY AMOUNT AVAILABLE                         153,410.00
      FRAUD AMOUNT AVAILABLE                            8,485,089.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,242,545.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.54111891
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              352.40

POOL TRADING FACTOR:                                                92.44575661

Run:        04/26/05     10:57:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HYN3   108,610,500.00  96,588,582.86     3.500000  %  4,577,464.71
A-2     76110HYP8    12,828,000.00  12,828,000.00     5.125000  %          0.00
A-3     76110HYQ6    10,189,000.00  10,394,313.45     6.000000  %          0.00
A-4     76110HYR4   188,500,500.00 168,463,971.44     2.930000  %  7,629,107.86
A-5     76110HYS2             0.00           0.00     4.570000  %          0.00
A-6     76110HYT0    80,000,000.00  80,000,000.00     6.000000  %          0.00
A-P     76110HYU7     2,912,956.40   2,795,541.53     0.000000  %     37,950.92
A-V     76110HYV5             0.00           0.00     0.265430  %          0.00
R-I     76110HYW3           100.00           0.00     6.000000  %          0.00
R-II    76110HYX1           100.00           0.00     6.000000  %          0.00
M-1     76110HYY9     9,546,300.00   9,510,988.61     6.000000  %      8,549.65
M-2     76110HYZ6     4,030,400.00   4,015,491.71     6.000000  %      3,609.62
M-3     76110HZA0     3,181,900.00   3,170,130.28     6.000000  %      2,849.71
B-1     76110HZB8     1,484,900.00   1,479,407.41     6.000000  %      1,329.87
B-2     76110HZC6     1,697,000.00   1,690,722.86     6.000000  %      1,519.83
B-3     76110HZD4     1,272,800.80   1,268,092.76     6.000000  %      1,139.92

-------------------------------------------------------------------------------
                  424,254,457.20   392,205,242.91                 12,263,522.09
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       281,716.70  4,859,181.41            0.00       0.00     92,011,118.15
A-2        54,786.25     54,786.25            0.00       0.00     12,828,000.00
A-3             0.00          0.00       51,971.57       0.00     10,446,285.02
A-4       411,332.86  8,040,440.72            0.00       0.00    160,834,863.58
A-5       641,566.96    641,566.96            0.00       0.00              0.00
A-6       400,000.00    400,000.00            0.00       0.00     80,000,000.00
A-P             0.00     37,950.92            0.00       0.00      2,757,590.61
A-V        86,752.65     86,752.65            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        47,554.94     56,104.59            0.00       0.00      9,502,438.96
M-2        20,077.46     23,687.08            0.00       0.00      4,011,882.09
M-3        15,850.65     18,700.36            0.00       0.00      3,167,280.57
B-1         7,397.04      8,726.91            0.00       0.00      1,478,077.54
B-2         8,453.61      9,973.44            0.00       0.00      1,689,203.03
B-3         6,340.46      7,480.38            0.00       0.00      1,266,952.84

-------------------------------------------------------------------------------
        1,981,829.58 14,245,351.67       51,971.57       0.00    379,993,692.39
===============================================================================

















































Run:        04/26/05     10:57:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     889.311649   42.145692     2.593826    44.739518   0.000000  847.165957
A-2    1000.000000    0.000000     4.270833     4.270833   0.000000 1000.000000
A-3    1020.150500    0.000000     0.000000     0.000000   5.100753 1025.251253
A-4     893.705701   40.472613     2.182131    42.654744   0.000000  853.233087
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     959.692197   13.028317     0.000000    13.028317   0.000000  946.663880
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     996.301039    0.895598     4.981505     5.877103   0.000000  995.405440
M-2     996.301039    0.895598     4.981506     5.877104   0.000000  995.405440
M-3     996.301041    0.895600     4.981505     5.877105   0.000000  995.405440
B-1     996.301036    0.895596     4.981507     5.877103   0.000000  995.405440
B-2     996.301039    0.895598     4.981503     5.877101   0.000000  995.405440
B-3     996.301040    0.895600     4.981502     5.877102   0.000000  995.405440

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12 (POOL #  4910)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4910
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       82,150.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    17,330.04

SUBSERVICER ADVANCES THIS MONTH                                       27,508.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   3,367,420.81

 (B)  TWO MONTHLY PAYMENTS:                                    3     484,146.05

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     115,218.21


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     379,993,692.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,383

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   11,858,561.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.57259700 %     4.28767200 %    1.13160730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.40248800 %     4.38996803 %    1.17545310 %

      BANKRUPTCY AMOUNT AVAILABLE                         153,410.00
      FRAUD AMOUNT AVAILABLE                            8,485,089.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,242,545.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.53565457
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              351.30

POOL TRADING FACTOR:                                                89.56740134

Run:        04/07/05     13:16:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HYN3   108,610,500.00  92,011,118.15     3.500000  %  2,625,064.45
A-2     76110HYP8    12,828,000.00  12,828,000.00     5.125000  %          0.00
A-3     76110HYQ6    10,189,000.00  10,446,285.02     6.000000  %          0.00
A-4     76110HYR4   188,500,500.00 160,834,863.58     3.050000  %  4,375,107.41
A-5     76110HYS2             0.00           0.00     4.450000  %          0.00
A-6     76110HYT0    80,000,000.00  80,000,000.00     6.000000  %          0.00
A-P     76110HYU7     2,912,956.40   2,757,590.61     0.000000  %     48,422.92
A-V     76110HYV5             0.00           0.00     0.260855  %          0.00
R-I     76110HYW3           100.00           0.00     6.000000  %          0.00
R-II    76110HYX1           100.00           0.00     6.000000  %          0.00
M-1     76110HYY9     9,546,300.00   9,502,438.96     6.000000  %      8,731.04
M-2     76110HYZ6     4,030,400.00   4,011,882.09     6.000000  %      3,686.20
M-3     76110HZA0     3,181,900.00   3,167,280.57     6.000000  %      2,910.16
B-1     76110HZB8     1,484,900.00   1,478,077.54     6.000000  %      1,358.09
B-2     76110HZC6     1,697,000.00   1,689,203.03     6.000000  %      1,552.07
B-3     76110HZD4     1,272,800.80   1,266,952.84     6.000000  %      1,164.10

-------------------------------------------------------------------------------
                  424,254,457.20   379,993,692.39                  7,067,996.44
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       268,365.76  2,893,430.21            0.00       0.00     89,386,053.70
A-2        54,786.25     54,786.25            0.00       0.00     12,828,000.00
A-3             0.00          0.00       52,231.42       0.00     10,498,516.44
A-4       408,788.61  4,783,896.02            0.00       0.00    156,459,756.17
A-5       596,429.29    596,429.29            0.00       0.00              0.00
A-6       400,000.00    400,000.00            0.00       0.00     80,000,000.00
A-P             0.00     48,422.92            0.00       0.00      2,709,167.69
A-V        82,602.55     82,602.55            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        47,512.19     56,243.23            0.00       0.00      9,493,707.92
M-2        20,059.41     23,745.61            0.00       0.00      4,008,195.89
M-3        15,836.40     18,746.56            0.00       0.00      3,164,370.41
B-1         7,390.39      8,748.48            0.00       0.00      1,476,719.45
B-2         8,446.02      9,998.09            0.00       0.00      1,687,650.96
B-3         6,334.76      7,498.86            0.00       0.00      1,265,788.74

-------------------------------------------------------------------------------
        1,916,551.63  8,984,548.07       52,231.42       0.00    372,977,927.37
===============================================================================

















































Run:        04/07/05     13:16:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     847.165957   24.169527     2.470901    26.640428   0.000000  822.996429
A-2    1000.000000    0.000000     4.270833     4.270833   0.000000 1000.000000
A-3    1025.251253    0.000000     0.000000     0.000000   5.126256 1030.377509
A-4     853.233087   23.210057     2.168634    25.378691   0.000000  830.023030
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     946.663881   16.623290     0.000000    16.623290   0.000000  930.040590
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.405441    0.914599     4.977027     5.891626   0.000000  994.490841
M-2     995.405440    0.914599     4.977027     5.891626   0.000000  994.490841
M-3     995.405439    0.914598     4.977026     5.891624   0.000000  994.490841
B-1     995.405442    0.914600     4.977029     5.891629   0.000000  994.490841
B-2     995.405438    0.914596     4.977030     5.891626   0.000000  994.490841
B-3     995.405438    0.914597     4.977024     5.891621   0.000000  994.490841

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12 (POOL #  4910)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4910
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       79,586.18
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    17,307.03

SUBSERVICER ADVANCES THIS MONTH                                       34,976.08
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    32   4,907,513.81

 (B)  TWO MONTHLY PAYMENTS:                                    2     228,120.27

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     484,146.05


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         70,124.18

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     372,977,927.36

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,354

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,666,239.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.40248800 %     4.42205800 %    1.16692290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.30240000 %     4.46843445 %    1.19647120 %

      BANKRUPTCY AMOUNT AVAILABLE                         153,410.00
      FRAUD AMOUNT AVAILABLE                            8,485,089.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,242,545.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.53498040
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              350.10

POOL TRADING FACTOR:                                                87.91373220

Run:        04/25/05     12:55:14                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HYN3   108,610,500.00  89,386,053.70     3.500000  %  4,217,636.18
A-2     76110HYP8    12,828,000.00  12,828,000.00     5.125000  %          0.00
A-3     76110HYQ6    10,189,000.00  10,498,516.44     6.000000  %          0.00
A-4     76110HYR4   188,500,500.00 156,459,756.17     3.250000  %  7,029,393.63
A-5     76110HYS2             0.00           0.00     4.250000  %          0.00
A-6     76110HYT0    80,000,000.00  80,000,000.00     6.000000  %          0.00
A-P     76110HYU7     2,912,956.40   2,709,167.69     0.000000  %     23,612.99
A-V     76110HYV5             0.00           0.00     0.260173  %          0.00
R-I     76110HYW3           100.00           0.00     6.000000  %          0.00
R-II    76110HYX1           100.00           0.00     6.000000  %          0.00
M-1     76110HYY9     9,546,300.00   9,493,707.92     6.000000  %      8,687.06
M-2     76110HYZ6     4,030,400.00   4,008,195.89     6.000000  %      3,667.64
M-3     76110HZA0     3,181,900.00   3,164,370.41     6.000000  %      2,895.51
B-1     76110HZB8     1,484,900.00   1,476,719.45     6.000000  %      1,351.25
B-2     76110HZC6     1,697,000.00   1,687,650.96     6.000000  %      1,544.26
B-3     76110HZD4     1,272,800.80   1,265,788.74     6.000000  %      1,158.24

-------------------------------------------------------------------------------
                  424,254,457.20   372,977,927.37                 11,289,946.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       260,709.32  4,478,345.50            0.00       0.00     85,168,417.52
A-2        54,786.25     54,786.25            0.00       0.00     12,828,000.00
A-3             0.00          0.00       52,492.59       0.00     10,551,009.03
A-4       423,745.17  7,453,138.80            0.00       0.00    149,430,362.54
A-5       554,128.30    554,128.30            0.00       0.00              0.00
A-6       400,000.00    400,000.00            0.00       0.00     80,000,000.00
A-P             0.00     23,612.99            0.00       0.00      2,685,554.70
A-V        80,865.66     80,865.66            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        47,468.54     56,155.60            0.00       0.00      9,485,020.86
M-2        20,040.98     23,708.62            0.00       0.00      4,004,528.25
M-3        15,821.85     18,717.36            0.00       0.00      3,161,474.90
B-1         7,383.60      8,734.85            0.00       0.00      1,475,368.20
B-2         8,438.25      9,982.51            0.00       0.00      1,686,106.70
B-3         6,328.94      7,487.18            0.00       0.00      1,264,630.50

-------------------------------------------------------------------------------
        1,879,716.86 13,169,663.62       52,492.59       0.00    361,740,473.20
===============================================================================

















































Run:        04/25/05     12:55:14
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12(POOL # 4910) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4910
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     822.996429   38.832674     2.400406    41.233080   0.000000  784.163755
A-2    1000.000000    0.000000     4.270833     4.270833   0.000000 1000.000000
A-3    1030.377510    0.000000     0.000000     0.000000   5.151888 1035.529397
A-4     830.023030   37.291114     2.247979    39.539093   0.000000  792.731916
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-P     930.040589    8.106194     0.000000     8.106194   0.000000  921.934395
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     994.490841    0.909992     4.972454     5.882446   0.000000  993.580849
M-2     994.490840    0.909992     4.972454     5.882446   0.000000  993.580849
M-3     994.490843    0.909994     4.972454     5.882448   0.000000  993.580849
B-1     994.490843    0.909994     4.972456     5.882450   0.000000  993.580849
B-2     994.490843    0.909994     4.972451     5.882445   0.000000  993.580849
B-3     994.490842    0.909993     4.972451     5.882444   0.000000  993.580848

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:14                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS12 (POOL #  4910)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4910
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       78,013.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,353.18

SUBSERVICER ADVANCES THIS MONTH                                       21,796.83
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   2,660,502.40

 (B)  TWO MONTHLY PAYMENTS:                                    1      49,838.64

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     484,146.05


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        298,244.45

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     361,740,473.19

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,301

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,895,735.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.30240000 %     4.50112800 %    1.18778050 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.12983100 %     4.60303042 %    1.23270990 %

      BANKRUPTCY AMOUNT AVAILABLE                         153,410.00
      FRAUD AMOUNT AVAILABLE                            8,485,089.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,242,545.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.53214206
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.00

POOL TRADING FACTOR:                                                85.26497885